DISCLAIMER

DISCLAIMER: This presentation has been prepared by Juva Life, Inc. ("Juva Life " or the "Company"). It does not purport to contain all the information that a prospective investor may require in connection with any potential investment in the Company. You should not treat the contents of this presentation, or any information provided in connection with it, as financial advice, financial product advice or advice relating to legal, taxation or investment matters. This presentation does not include all available information in relation to the business, operations, affairs, financial position or prospects of the Company. No representation or warranty (whether express or implied) is made by the Company or any of its shareholders, directors, officers, advisers, agents or employees as to the accuracy, completeness or reasonableness of the information, statements, opinions or matters (express or implied) arising out of, contained in or derived from this presentation or provided in connection with it, or any omission from this presentation, nor as to the attainability of any estimates, forecasts or projections set out in this presentation. This presentation is provided expressly on the basis that you will carry out your own independent inquiries into the matters contained in the presentation and make your own independent decisions about the business, operations, affairs, financial position or prospects of the Company. The Company reserves the right to update, amend or supplement the information contained in this presentation at any time in its absolute discretion (without incurring any obligation to do so) without any obligation to advise you of any such update, amendment or supplement. The delivery of this presentation shall not, under any circumstance, create any implication that there has been no change in the business, operations, affairs, financial position or prospects of the Company or that information contained herein is correct after the date of this presentation. Neither the Company nor any of its shareholders, directors, officers, advisors, agents or employees take any responsibility for, or will accept any liability whether direct or indirect, express or implied, contractual, tortuous, statutory or otherwise, in respect of the accuracy or completeness of the information contained in this presentation, for any errors, omissions or misstatements in or from this presentation or for any loss howsoever arising from the use of this presentation. Any such responsibility or liability is, to the maximum extent permitted by law, expressly disclaimed and excluded. This presentation does not constitute, or form part of, any offer or invitation to sell or issue, or any solicitation of any offer to subscribe for or purchase, any securities of the Company, nor shall it form the basis of or be relied upon in connection with, or act as any inducement to enter into, any contract or commitment whatsoever with respect to such securities. Under no circumstances should this presentation be construed as a prospectus, advertisement or public offering of securities. Offers to sell, or the solicitations of offers to purchase, any security can only be made through official offering documents that contain important information about risks, fees and expenses.

FUTURE MATTERS: This presentation contains reference to certain intentions, expectations, future plans, strategy and prospects of the Company. Those intentions, expectations, future plans, strategies and prospects may or may not be achieved. They are based on certain assumptions, which may not be met or on which views may differ and may be affected by known and unknown risks. The performance and operations of the Company may be influenced by a number of factors, many of which are outside the control of the Company. No representation or warranty, express or implied, is made by the Company, or any of its shareholders, directors, officers, advisers, agents or employees that any intentions, expectations or plans will be achieved either totally or partially or that any particular rate of return will be achieved. Given the risks and uncertainties that may cause the Company's actual future results, performance or achievements to be materially different from those expected, planned or intended, you should not place undue reliance on these intentions, expectations, future plans, strategies and prospects. The Company does not represent or warrant that the actual results, performance or achievements will be as intended, expected or planned. All information contained in this presentation is provided as of the date of the presentation and is subject to change without notice. Neither Juva Life, nor any other person undertakes any obligation to update or revise publicly any of the forward-looking statements set out herein, whether as a result of new information, future events or otherwise, except as required by law. This presentation shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities of Juva Life, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This is presented as a source of information and not an investment recommendation.

CONFIDENTIALITY: Your receipt of this presentation constitutes your agreement, on behalf of yourself and your representatives, to maintain the confidentiality of the information contained in this presentation. Other than upon prior approval by the Company, any reproduction or distribution of this presentation in whole or in part, any disclosure of its contents or any use of any information contained in this presentation for any purpose is strictly prohibited.

THIS DOCUMENT AND THE INFORMATION AVAILABLE HEREIN ARE NOT INTENDED TO PROVIDE YOU WITH ANY FINANCIAL, ACCOUNTING, TAX OR LEGAL ADVICE.

JUVA LIFE
A CANNABIS CONGLOMERATE

FOR MORE INFORMATION: CONTACT 1.833.333.5882(JUVA) OR INQUIRIES@JUVALIFE.COM | PAGE 2

Juva Life is a newly created cannabis company that is quickly establishing itself as a leader in all areas of medical and recreational cannabis production, manufacturing, research and development, distribution, and retail. When fully operational, Juva Life will be a vertically integrated business that has three core divisions:

JUVA LABS

Juva Labs, our medical divison, is involved in drug research, manufacturing and distribution.

JUVA CULTIVATION

Juva Cultivation will produce high quality cannabis for all Juva Life product lines including Frosted Flowers, a connoisseur cannabis brand.

JUVA RETAIL

Juva Retail will be a network of cannabis dispensaries and delivery operations that serve the San Francisco Bay Area and beyond.

JUVA LIFE
A CANNABIS CONGLOMERATE

FOR MORE INFORMATION: CONTACT 1.833.333.5882(JUVA) OR INQUIRIES@JUVALIFE.COM | PAGE 3

INVESTMENT HIGHLIGHTS

Experienced Executives

Leadership team has extensive political connections and years of experience scaling cannabis companies.

Revenue Expansion

Sales and revenues projected to expand significantly through M&A and organic growth.

Market Growth

Newly regulated California cannabis market provides many opportunities for continuous expansion within the 5th largest economy in the world.

Geographic Expansion

As the market expands, so too will opportunities in other states.

Innovative IP

Juva Life's team of scientists will develop a portfolio of proprietary formulas and engage in IP-yielding R&D efforts.

Competitive Advantage

Vertical integration will help subsidiaries run more efficiently and share knowledge.

JUVA LIFE
A CANNABIS CONGLOMERATE

FOR MORE INFORMATION: CONTACT 1.833.333.5882(JUVA) OR INQUIRIES@JUVALIFE.COM | PAGE 4

THE INNOVATION EXECUTIVE

With a proven track record in the cannabis industry, Doug Chloupek is the leading force at Juva Life.

1

Entrepreneur at Heart. With a passion for the cannabis industry, Doug has worked across a range of verticals to bring new businesses to life. Valley Grown Enterprises, LuxWellness, and Medmar Healing Center have created tangible value for both consumers and investors. His work in co-founding BAS Research led to it being granted the first Californian license for a medical cannabis manufacturing and research group, while Day2Day Ingredients will produce CBD-infused sugar, salt, and non-dairy powder creamer.

2

Cannabis Leader. As the cannabis industry continues to expand more businesses are turning to experienced leaders. Doug's work in the Californian cannabis sector has included work on several industry boards. Doug was a founding member of CCIA and helped form the Citizens Coalition for Patient Care.

3

Focused on Innovation. With a deep focus on innovation, Juva Life will engage in research and development at both consumer and medical levels. By creating valuable new IP, Juva Life will establish itself as a leader in this space.

4

Growth CEO. For Doug and the Juva Life executive team growth is paramount. With a keen eye on expanding the business and finding new markets Juva Life is creating success through the delivery of new products and finding operational efficiency as the company grows. With a proven track record of strong business operation and a plan for the future the Juva Life team is on track to become North America's premier cannabis operation.

JUVA LIFE
A CANNABIS CONGLOMERATE

LEADERSHIP TEAM

Neil Ruditsky
Chief Operating Officer
Spent more than two decades in senior leadership positions in the hospitality and cannabis industries. Under his leadership Elemental Wellness grew from $4M to $20M in four years. Also founded NSR Enterprises.

Mat Lee
Chief Financial Officer
A finance professional with over ten years of leadership experience in audit, corporate finance, financial reporting, and operations management. Extensive experience as CFO for Canadian public companies.

Thomas Leschak
Vice-President of Horticulture
Master Grower for Frosted Flowers and co-founder of CannAcademy, a trade school for cannabis horticulture.

Kari Gothie
Vice-President of Finance and Administration
A certified public accountant with over 30 years experience as a financial executive. She also has extensive experience with entrepreneurial ventures, high growth start-ups and M&A activities.

Dan Hughes
Vice-President of Distribution and Delivery
Holds a decade of experience in the cannabis industry working for the top names in cultivation, lab testing, product manufacturing, distribution and retail. Specializes in business development and operations management.

JUVA LIFE
A CANNABIS CONGLOMERATE

FOR MORE INFORMATION: CONTACT 1.833.333.5882(JUVA) OR INQUIRIES@JUVALIFE.COM | PAGE 6

MEDICAL ADVISORY BOARD

Peter Beitsch, MD

Science Director

Internationally recognized breast surgeon and researcher. Holds several fellowships and is the former President of the American Society of Breast Surgeons.

Justin Lo, MD

Pain Clinic Director

A top pain management specialist who has his own practice and was an assistant Clinical Professor of Anesthesiology at University of California, San Francisco.

Pat Whitworth, MD

Education Director

Leading researcher, educator and cancer surgeon. Fellowship at the M.D. Anderson Cancer Center. Principal Investigator for numerous NCI and Industry clinical trials.

Mary Kay Hardwick

Research Director

Extensive experience developing and managing research registries. She designed and launched the research registry that topped a record-breaking enrollment of 20,000 patients. Research registries she designed and managed for three companies resulted in acquisitions equaling 1.5 billion dollars.

JUVA LIFE
A CANNABIS CONGLOMERATE

FOR MORE INFORMATION: CONTACT 1.833.333.5882(JUVA) OR INQUIRIES@JUVALIFE.COM | PAGE 7

BOARD OF DIRECTORS

Doug Chloupek

Chairman of the Board

CEO

A leader in the cannabis industry, he has founded numerous successful cannabis businesses including BAS Research, Frosted Flowers, Lux, MedMar Healing Center, Valley Grown Enterprises, and Day2Day Inc. For years, Mr. Chloupek has been an advocate for medical patients who need cannabis to live their lives pain free.

Rakesh R. Patel, MD

Director

Medical Director

Renowned Oncologist and clinical researcher with over 250 worldwide lectures and 100 publications. A seasoned entrepreneur with multiple healthcare startups in his portfolio.

Norton Singhavon

Director

Founder, Chairman, and CEO of GTEC Holdings

Brings significant capital markets expertise to Juva Life as an independent director. His experience with corporate governance, M&A, financing and operating within highly regulated industries will be extremely valuable in fostering the growth of Juva from a private company, into a publicly listed issuer on the CSE.

JUVA LIFE
A CANNABIS CONGLOMERATE

FOR MORE INFORMATION: CONTACT 1.833.333.5882(JUVA) OR INQUIRIES@JUVALIFE.COM | PAGE 8

COMMERCIAL CANNABIS INDUSTRY EXPERIENCE

JUVA LIFE

Our leadership team has decades of collective experience in growing, production, distribution, and the sale of cannabis.

CEO	Cultivation	Operations	Extraction	Aquisitions
10	32	37	12	8
years	years	years	years	years

JUVA LIFE
A CANNABIS CONGLOMERATE

FOR MORE INFORMATION: CONTACT 1.833.333.5882(JUVA) OR INQUIRIES@JUVALIFE.COM | PAGE 9

CORPORATE OVERVIEW

JUVA LIFE

Led by Doug Chloupek, a long-time wellness and cannabis entrepreneur. Juva Labs, Juva Cultivation and Juva Retail will continue business as distinct brands of an effective vertical operation sharing knowledge and expertise.

JUVA LABS

Will develop "precision cannabis," which means delivering the right medicine to the right patient at the right time.

Will secure intellectual property and patents.

Will create white-label products for recreational and medical-related cannabis companies.

CULTIVATION / MANUFACTURING / DISTRIBUTION

JUVA CULTIVATION

Will cultivate and distribute high quality cannabis to recreational and medical users in California.

Our previous facility grew 430 lbs. of cannabis per year, but production is set to increase to 12,950 lbs. per year once all facilities are operational.

CULTIVATION / MANUFACTURING / DISTRIBUTION

JUVA RETAIL

Will operate retail dispensaries servicing adult and medical markets including home delivery.

Juva Life has 7 retail license opportunities, including a flagship brick-and-mortar store set to open in the heart of the Bay Area, and delivery service to the entire Bay Area and beyond.

RETAIL, DIRECT TO CONSUMER

JUVA LIFE
A CANNABIS CONGLOMERATE

FOR MORE INFORMATION: CONTACT 1.833.333.5882(JUVA) OR INQUIRIES@JUVALIFE.COM | PAGE 10

EXPERTS IN CULTIVATION

32 years

Master Growers with a combined 32 years of commercial cultivation experience

Award-Winner

Frosted Flowers is a High Times Award-winner for its Silver Haze strain

65

65 Successful harvests

48,500 sq. ft.

Over 48,500 Sq. Ft. of warehouse space for cultivation

12,950 lbs

Once fully operational, we will have the capacity to grow 12,950 lbs. per year, with an estimated annual gross revenue of $22 million. The full buildout of this facility is dependent on raising approximately 25% of the max offering and is expected to be completed by early Q2 2020.

JUVA LIFE
A CANNABIS CONGLOMERATE

FOR MORE INFORMATION: CONTACT 1.833.333.5882(JUVA) OR INQUIRIES@JUVALIFE.COM | PAGE 11

AUTHORITY ON MANUFACTURING

Through Juva Labs we will create custom medicines and medical-related products.

Will offer white label opportunities that can provide the means for new and existing out-of-state brands to introduce products in California.

Commercial kitchen to produce edibles and other ingestible products.

CDPH Certification & ServSafe Certification.

Up to 218,000 lbs. of extraction capabilities.

FROSTED FLOWERS

JUVA LIFE
A CANNABIS CONGLOMERATE

LEADERS IN MEDICAL RESEARCH

Juva Labs will develop IP, research registries and patent formulations in areas of oncology, neurology, pain management and opiate reduction.

Will conduct IRB approved patient research investigations for Intra Muscular Pain, Neuropathic Pain, Cancer, PTSD, MS, Epilepsy, Muscle Spasticity, Autism, Parkinson's, and Sleeping disorders.

Juva Life intends to develop 5 drug delivery mechanisms: gel capsule, transdermal patch, inhaler, oral tongue strip, and suppository.

Juva Life's Advisory Board has more than 25 years of IRB research experience.

Product integrity will be tested and verified through our network of doctors, clinics and within our newly developed $5 Million Class 5 clean room.

Customized testing of patient's DNA signature will allow for a better understanding of how a chemical is metabolized.

JUVA LIFE
A CANNABIS CONGLOMERATE

FOR MORE INFORMATION: CONTACT 1.833.333.5882(JUVA) OR INQUIRIES@JUVALIFE.COM | PAGE 13

EFFICIENT DISTRIBUTION

Will sell directly to dispensaries statewide, removing the "middle-man" distributor.

Vertical integration allows for more reliable and cost effective distribution.

Juva Life is working to develop a statewide distribution network through existing and new relationships.

Juva Life's leadership team has long established relationships with California's top dispensaries: Harborside, Elemental Wellness, Harvest, Berkeley Patients Group, Sparc and Airfield Supply.

JUVA LIFE
A CANNABIS CONGLOMERATE

EXPERIENCED RETAILER

$15M

Experienced team having run several $15 million+ retail and B2B facilities

4

Operated four successful dispensaries/delivery operations generating in excess of $30 million per year

7

Juva Life has 7 retail license opportunities, including brick-and-mortar and delivery operations in 3 strategically selected cities.

100%

Juva Life intends to position itself to be able to serve 100% of the SF Bay Area and beyond

JUVA LIFE
A CANNABIS CONGLOMERATE

FOR MORE INFORMATION: CONTACT 1.833.333.5882(JUVA) OR INQUIRIES@JUVALIFE.COM | PAGE 15

CALIFORNIA MARKET

California's legal cannabis market is expected to exceed

$6.59 billion

by the end of 2025, up from $2.69 billion in 2016.

Source: https://www.statista.com/statistics/797947/us-california-cannabis-sales-value-forecast/

California is projected to dominate the legal cannabis market, owning

27.4%

of market share by 2025.

Source: https://www.statista.com/statistics/797958/us-california-cannabis-market-share/

JUVA LIFE
A CANNABIS CONGLOMERATE

FOR MORE INFORMATION: CONTACT 1.833.333.5882(JUVA) OR INQUIRIES@JUVALIFE.COM | PAGE 16

FACILITIES OVERVIEW

5

Facilities in various stages of build out are currently under lease.

$17.5M

The expected investment required for all facilities to become fully operational is approximately $17.5M.

$15M

Once functional, these locations have the ability to generate in excess of $71M in annual revenue.

$60M

Juva Life expects to add an additional $60M in revenue from products developed through Juva Life's clinic and R&D activities

JUVA LIFE
A CANNABIS CONGLOMERATE

FOR MORE INFORMATION: CONTACT 1.833.333.5882(JUVA) OR INQUIRIES@JUVALIFE.COM | PAGE 17

STOCKTON SAN JUAN PROJECT

36,600 sq. ft.

A 36,600 sq. ft. facility with over 15,750 Sq. Ft. of flowering canopy.

4 Licenses

Cultivation, Manufacturing, Distribution & Delivery

$21.5M

Potenial Revenue: Cultivation: 9,250 lb. x $2,000 per lb. = $18.5M + Delivery: $3M

September 2019

Delivery operational by Sept 2019. First harvest March 2020.

$5M

JUVA LIFE
A CANNABIS CONGLOMERATE

FOR MORE INFORMATION: CONTACT 1.833.333.5882(JUVA) OR INQUIRIES@JUVALIFE.COM | PAGE 18

STOCKTON NAVY PROJECT

Juva Life intends to use the Navy location for its bulk cannabis storage, grinding, and ethanol extraction. It will also serve as a small testing cultivation site for new strains before they go into full production at the San Juan facility.

11,500 sq. ft.

An 11,500 sq. ft facility for manufacturing and cultivation

4 Licenses

Cultivation, Manufacturing, Distribution & Delivery

$15.6M

Potenial Revenue: Manufacturing: 156,000 lbs. of contract bulk x $100/lb of ethanol extraction = $15.6M

September 2019

Facility operational by September 2019

$2M

Investment needed for tenant improvements and extraction equiptment.

JUVA LIFE
A CANNABIS CONGLOMERATE

FOR MORE INFORMATION: CONTACT 1.833.333.5882(JUVA) OR INQUIRIES@JUVALIFE.COM | PAGE 19

HAYWARD CLAWITER AND ENTERPRISE PROJECTS

Clawiter is being designed as Juva Life's main coporate and operational campus. It will provide storefront access to 200,000 customers and delivery access to another 1.54M Californians. The campus' other activities will include: cultivation of high-quality greenhouse material for extraction, a flagship retail store, a delivery hub for the entire East Bay area, post-process extraction of oil from Navy location, CO2 extraction, formulation, isolation and contract product development. There will also be on-site patient evaluation and intake, new drug research and development, and the manufacturing of capsules, edibles, transdermal patches, topical products, inhalers, and suppository products. The Enterprise building, located adjacent to Clawiter, is being designed to house the equipment needed for manufacturing.

35,250 sq. ft.

2 buildings that included an existing $5M Class 5 clean room and 11,000 sq. ft. of greenhouses for cultivation

2 Microbusiness Licenses

Allows for cultivation, manufacturing, distribution, retail store and delivery under each permit (approved June 2019)

$89.5M

Potenial Revenue: Cultivation: $2.5M, Retail: $3M, Delivery: $4M, Contract Manufacturing: $20M, Medical Manufacturing & Sales: $60M

February 2020

Facility operational by February 2020

$10.5M

Investment needed: $10.5M for tenant improvements and equiptment

JUVA LIFE
A CANNABIS CONGLOMERATE

FOR MORE INFORMATION: CONTACT 1.833.333.5882(JUVA) OR INQUIRIES@JUVALIFE.COM | PAGE 20

REDWOOD CITY CONVENTION PROJECT

1,345 sq. ft.

1,345 sq. ft. facility

1 License

Delivery license (approved April 2019)

$4M

Potenial Revenue: $4M

July 2019

Facility operational by July 2019

$350K

Investment needed: $350K for tenant improvements and equiptment

JUVA LIFE
A CANNABIS CONGLOMERATE

FOR MORE INFORMATION: CONTACT 1.833.333.5882(JUVA) OR INQUIRIES@JUVALIFE.COM | PAGE 21

FOR MORE INFORMATION:
1.833.333.5882(JUVA)
OR
INQUIRIES@JUVALIFE.COM

Test the Waters Communications

This video presentation, and the FAQ and other communications on this site are provided pursuant to Rule 255 of Regulation A of the Securities Act of 1933, as amended, which permits the Company to gather indications of interest and to test the waters for interest in our Regulation A offering prior to the qualification of our **Form 1-A** filed with the Securities and Exchange Commission. Under the SEC rule allowing us to test the waters for our Regulation A offering, (1) no money or other consideration is being solicited from you today and if you send money to the Company it will not be accepted, and (2) no offer to buy the securities can be accepted by the Company and no part of the purchase price can be received until the Company's offering statement on Form 1-A is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind on the part of the Company, at any time before notice of its acceptance given after the qualification date; and (3) if you provide an indication of interest to the Company in participating in the Regulation A offering, it involves no obligation or commitment of any kind on your part.

THESE COMMUNICATIONS SHALL NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION DOES NOT COMPLY WITH LOCAL LAWS. THE COMPANY EXPRESSLY RESERVES THE RIGHT TO REJECT ANY INDICATION OF INTEREST FROM A VIEWER OR POTENTIAL INVESTOR IN A JURISDICTION WHERE THE OFFER OR SOLICITATION DOES NOT COMPLY WITH LOCAL LAWS.

Where can I find the investor deck?
Juva Life's investor deck can be found here and more info about investing in Juva Life can be found here.

Can I purchase stock directly from the Company?
Yes. Juva Life is currently filing a Form 1A with the United States Securities and Exchange Commission. Our financing will open up immediately after our Form 1A clears. You can sign up to participate at www.investjuva.com

What is the Max/Min I can Invest?
In order to participate in this opportunity, you will need to invest a minimum of $2,000. The maximum is based on availability. The Company holds the right to scale back expressions of interest.

What is the offering price?
Our Reg A+ offering is set at $0.50 USD per unit. Each unit consists of one common share and one half share purchase warrant. Each warrant is exercisable into one common share for a period of 18 months from the closing date. The exercise price of the warrants is $0.75.

What is Regulation A+?
Regulation A is an exemption from registration requirements—instituted by the Securities Act—that applies to public offerings of securities that do not exceed $50 million in any one-year period. Companies utilizing the Regulation A exemption must still file offering statements with the Securities and Exchange Commission (SEC). However, the companies utilizing the exemption are given distinct advantages over companies that must fully register. The issuer of a Regulation A offering must give buyers documentation with the issue, similar to the prospectus of a registered offering.

Can non-Canadian residents invest in the stock?
Yes, non-Canadian residents can invest in Juva Life, Inc.

How and when can I access the Subscription Agreement?
Currently we are accepting expressions of interest while we wait for or Reg A+ offering to be cleared by the SEC. We anticipate our Offering will open at any time. The company will provide e-mail notification 48 hours ahead of the books officially opening to all parties who secured a spot..

How can I make a payment to secure my Investment?
We are currently not accepting any funds until the Offering is Live. Once we have your expression of interest and the Offering is open, you will receive a detailed email with subscription agreement and payment information on how to wire funds.

I am a resident of the United States. How can I invest in Juva Life Inc, a cannabis comapy, if its currently federally illegal in the United States?
While cannabis is not yet legal at the federal level, 33 states have enacted medical cannabis programs, and 10 states have legalized adult use cannabis, with many more working in that direction. Juva Life, Inc is a Canadian corporation. While the U.S. federal government has, to date, largely not interfered with state level medical and/or adult use programs, we anticipate that in the not too distant future states will be provided formal protection to pursue such programs. Ultimately, we believe cannabis will be legalized federally. This progression of public policy following public opinion regarding cannabis is expected to lead to more and larger pools of capital becoming attracted to the industry, and key players such as Juva Life, Inc

Are you able to use banks in the United States for your operations?
The Department of the Treasury Financial Crimes Enforcement Network ("FinCEN") guidance provides the framework for banks to be able to accept regulated cannabis companies as clients. We currently operate within these guidelines.

Will your company focus more on THC or CBD?
We don't plan on playing favorites, our goal is to supply the markets with what's most desired. We are less focused on the single molecule THC or CBD as compared to the benefits from the whole plant. We plan to create specific cannabinoid formulations combined with other plant compounds from around the world in hopes to alleviate some of the ailments effecting society.

What is 280E? How does it affect you, and when might it go away?
Section 280E of the U.S. Tax Code, effectively prohibits those selling Schedule 1 substances (including cannabis) from deducting expenses other than direct cost of goods sold for income tax purposes, resulting in them facing punitive effective tax rates. There have been many proposals which would result in state legal cannabis companies no longer being subject to 280E. We are optimistic that 280E, which overhangs the entire industry, will be revised in the not too distant future.

How do you determine what markets you choose to enter?
At Juva Life, we are focused on building a true "vertically integrated" cannabis and wellness company. We have chosen Northern California as the hub of our vertical integration and will eventually branch out to other markets that are important for building a national retail brand. We will focus on jurisdictions with clearly defined regulation, ideally marked by limited licenses, which together allows us to build a solid foundation for our retail business. Juva Life is currently focusing on the largest US market, California, where both medical and adult recreational use is legal. Hereafter, we will focus on other medical states where there is currently a potential pathway to adult recreational use.

What is your international strategy?
At Juva Life, Inc, goal is to be a global cannabis conglomerate. While we review global expansion opportunities, we have focused our growth domestically given the potential $80B cannabis market in the U.S.

How big can the U.S. market be?
We are still in the very early innings of this journey. Retail sales in the U.S. are forecast by Cowen to reach US$80B in 2030. We believe that as seen in many similar industries, a handful of companies will dominate the bulk of this amount – and with our current positioning, team and infrastructure, we will continue to be one of the leaders in this sector going forward.

Who are your main competitors?
Our biggest competitor as an industry is the illicit market. This transition from the illicit market to the regulated market is occurring at different rates in different jurisdictions, but the trend is clear. We believe the overwhelming majority of cannabis consumers prefer consuming product that is legal and tested to be free of pesticides and other toxins. Unlike other high growth industries, there is already a massive market of people are already using cannabis. That said, just as importantly, the size of the pie itself is growing. New consumers are flocking to the industry.

Wher does Juva Life plan on doing customer deliveries to?
We are based in the Bay Area of California and have strategic positioning to cover surrounding areas effectively having access to 1/3 of the Northern California population. In addition we have a 36 month statewide expansion plan for our delivery service..

Where does Juva Life plan on distributing your cannabis?
With our multiple distribution licenses we will sell directly to licensed storefronts and delivey businesses statewide, removing the "middle-man" distributor.

What is your current footprint and what was the rationale behind how it developed?
Our founder and CEO Doug Chloupek, and his entire team has spent the last 10 years building and selling cannabis companies. Taking this combined experience, Juva Life is all about creating a better cannabis company, one focused on delivering products that are consistent, meticulously formulated and clearly labeled for a wide range of uses to meet the needs and preferences of our customers. We had already established a dominant position through three distinct focuses: Juva Labs, Juva Cultivation and Juva Retail.
Below is a comprehensive summary of our foot print in the State of California:

San Juan Property in Stockton
Facility overview: San Juan is being designed to produce high quality flower and pre-rolls for Juva Brands and white label production. This location will deliver direct to consumers in the north San Joaquin Valley as well as operate as Juva's Central Valley distribution hub.
● 6,600 sq. ft total, 15,750 sq. ft of flowering canopy
● Local Stockton CUP Licenses: Cultivation, Manufacturing, Distribution & Delivery
● State License pending certificate of occupancy
● Currently investing $5 million to complete tenant improvements and build out 7 grow rooms
● Timeline: Delivery operational by Sept 2019, first harvest March 2020
Clawiter Drive in Hayward
Facility overview: Clawiter is being designed as Juva's main operational hub. It will provide storefront access to 200,000 customers and delivery access to another 1.54M Californians. Activities include:
● Cultivation of low cost, high quality greenhouse material for extraction
● Flagship retail store
● Delivery hub for the entire East Bay
● Post process extraction of oil from Navy location
● Co2 extraction
● Formulation, isolation and contract product development
● On site patient evaluation and intake
● New drug research and development
● Manufacturing of capsules, edibles, transdermal, topical, inhaler, and suppository products.
● 18,000 sq. ft building + 11,000 sq. ft greenhouse for cultivation; facility includes a $5M class 5 clean room designed by former tenant, a cancer research facility
● Local Hayward CUP License: Microbusiness (allows for cultivation, manufacturing, distribution, retail store and delivery under one permit)
● Current build out of $3M for tenant improvements and an additional investment of $4M for equipment purchases
● Timeline: Operational by Jan-Mar 2020
Enterprise Property in Hayward
Facility overview: Enterprise is the building adjacent to Clawiter and is being designed to house the equipment for manufacturing capsules, edibles, transdermal, inhaler & suppository products.
● 6,250 sq. ft
● Local Hayward CUP License: Microbusiness (allows for cultivation, manufacturing, distribution and delivery under one permit)

● Investment needed for tenant improvements and capital equipment: $3.5M
● Timeline: Operational by Jan-Mar 2020

Convention Way Property in Redwood City

Facility overview: Convention Way is being used for non-storefront retail Cannabis Delivery. Service will be available throughout the Bay Area Peninsula from San Francisco down to San Jose. This location will have access to 1.67M potential customers.

● 1,345 sq. ft
● Local Redwood City CUP License: Delivery permit in process, expected April 2019
● Investing $350,000 to build out delivery location.
● Timeline: Operational by July 2019
Where can I get more information on Juva Life?
We appreciate your interest in Juva Life and encourage you to peruse this portal as your one-stop shop for all the information you may need regarding JUVA. We encourage you to watch the videos of our CEO, Doug Chloupek , and read all FAQs below. Should you have additional questions about the Company, please email us at inquiries@juvalife.com or Call Juva's investor relations line at 1-833-333-5882 (1-833-333-JUVA). Alternatively you can schedule a call at your convenience here